Exhibit 24.1

Power of Attorney

KNOW BY ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints each of Robin D. Jones, James Brucia, Roger Thomson and Dave Watts, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 19th day of April, 2006.

SIGNATURE	DATE	TITLE

/s/ Luke Farber	April 19, 2006	Secretary
Luke Farber